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                                                                    EXHIBIT 10.4

                        OCCIDENTAL PETROLEUM CORPORATION
                           DEFERRED COMPENSATION PLAN
             (Amended and Restated Effective as of January 1, 1999)



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                        OCCIDENTAL PETROLEUM CORPORATION
                           DEFERRED COMPENSATION PLAN

             (Amended and Restated Effective as of January 1, 1999)


                                    ARTICLE I
                                     PURPOSE


                This OCCIDENTAL PETROLEUM CORPORATION DEFERRED COMPENSATION PLAN (the "Plan") constitutes the amendment, restatement and merger of the Occidental Petroleum Corporation 1988 Deferred Compensation Plan (the "1988 DCP") and the Occidental Petroleum Corporation Senior Executive Deferred Compensation Plan (the "SEDCP"), effective as of January 1, 1999.

                The purpose of the Plan is to provide a tax-deferred opportunity for key management and highly compensated employees of the Occidental Petroleum Corporation (the "Company") and its Affiliates (as defined below) to accumulate additional retirement income through deferrals of compensation.


                                   ARTICLE II
                                   DEFINITIONS


                Whenever the following words and phrases are used in this Plan with the first letter capitalized, they shall have the meanings specified below:

                Affiliate. "Affiliate" means: (i) any corporation which is a member of a controlled group of corporations (within the meaning of Code Section 1563(a), determined without regard to Code Sections 1563(a)(4) and (e)(3)(C), and with the phrase "more than 50%" substituted for the phrase "at least 80%" each place it appears in Code Section 1563(a)) of which Occidental Petroleum Corporation is a component member, or (ii) any entity (whether or not incorporated) which is under common control with Occidental Petroleum Corporation (as defined in Code Section 414(c) and the Treasury Regulations thereunder, and with the phrase "more than 50%" substituted for the phrase "at least 80%" each place it appears in the Treasury Regulations under Code Section 414(c)).

                Base Salary. "Base Salary" means a Participant's annual base salary, excluding Bonus, all severance allowances, forms of incentive compensation, Savings Plan, Retirement Plan or other Company qualified plan contributions or benefits, retainers, insurance premiums or benefits, reimbursements, and all other payments, prior to reduction for any deferrals under this Plan or any other plan of the Company or reductions under the Company's Savings Plan allowed under Section 401(k) of the Internal Revenue Code.

                Beneficiary. "Beneficiary" means the person or persons designated as such in accordance with Article VI.

                Board. "Board" means the Board of Directors of the Company.



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                Bonus. "Bonus" means the bonus awarded to a Participant during the Plan Year in question prior to reduction for any deferral under this Plan or any other plan of the Company.

                Code. "Code" means the Internal Revenue Code of 1986, as amended.

                Committee. "Committee" means the administrative committee appointed to administer the Plan pursuant to Article III.

                Company. "Company" means Occidental Petroleum Corporation, or any successor thereto, and any Affiliates.

                Company Management. "Company Management" means the Chairman of the Board, President or any Executive Vice President of Occidental Petroleum Corporation.

                DCP Deferral Account. "DCP Deferral Account" means the account maintained on the books of account of the Company for each Participant pursuant to Article IV to account for amounts deferred under the 1988 DCP prior to January 1, 1999, and for amounts deferred under this amended and restated Plan after that date.

                DCP Deferral Amount. "DCP Deferral Amount" means an amount of a Participant's Base Salary and/or Bonus which is deferred under the Plan, including both amounts deferred under the 1988 DCP prior to January 1, 1999, and amounts deferred under this amended and restated Plan after that date.

                Declared Rate. "Declared Rate" with respect to any Plan Year means the interest rate which will be credited on Deferral Accounts for such Plan Year. The Declared Rate for each Plan Year commencing in 1999 and thereafter will be equal to the greater of: (i) (A) plus (B) where (A) is the Moody's Long-Term Corporate Bond Index Monthly Average Corporates as published by Moody's Investor Services, Inc. (or successor thereto) for the month of July in the year prior to the Plan Year in question, and (B) is three percent (3%) ("Moodys Plus Three"), or (ii) the highest yield on any unsecured debt or preferred stock of the Company that was outstanding on the last day of July in the year prior to the Plan Year in question. The Declared Rate will be announced on or before January 1 of the applicable Plan Year. Notwithstanding the foregoing, the Declared Rate for DCP Deferral Amounts which were earned and deferred prior to 1994 under the 1988 DCP (including bonuses which were earned for 1993), together with accumulated interest thereon, will in no event be less than eight percent (8%) for any Plan Year. Accordingly, the Declared Rate for any Plan Year may be different for DCP Deferral Amounts that were earned and deferred under the 1988 DCP prior to January 1, 1994 than for DCP Deferral Amounts earned and deferred after such date.

                Deferral Account(s). "Deferral Account(s)" means a Participant's DCP Deferral Account and/or SEDCP Deferral Account (if any) maintained on the books of account of the Company for each Participant pursuant to Article IV.

                Disability. "Disability" means a condition that qualifies as a disability under the Company's Retirement Plan and approved by the Committee.



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                Distribution Election Form. "Distribution Election Form" means an Eligible Employee's written election to receive benefits under the Plan in annual installments in accordance with Article V.

                Early Payment Benefit. "Early Payment Benefit" means the payment to a Participant of part or all of the Participant's DCP Deferral Account on an Early Payment Date prior to Retirement pursuant to Section 5.6.

                Early Payment Date. "Early Payment Date" means any date prior to Retirement on which a Participant elects to receive an Early Payment Benefit pursuant to Section 5.6.

                Election Form. "Election Form" means an Eligible Employee's written, irrevocable election to defer Base Salary and/or Bonus in accordance with Article IV.

                Eligible Employee. "Eligible Employee" means each key management or other highly compensated employee of the Company who is selected by Company Management to participate in the Plan.

                Emergency Benefit. "Emergency Benefit" means the payment to a Participant of part or all of his Deferral Accounts in the event that the Participant has an unforeseeable financial emergency pursuant to Section 5.7.

                1988 DCP. "1988 DCP" means the Occidental Petroleum Corporation 1988 Deferred Compensation Plan.

                Participant. "Participant" means: (a) each individual who, as of December 31, 1998, was a participant in the 1988 DCP or the SEDCP, and (b) an Eligible Employee who has filed a completed and fully executed Election Form with the Committee and is participating in the Plan in accordance with the provisions of Article IV.

                Plan Year. "Plan Year" means the calendar year beginning on January 1 and ending on December 31.

                Retirement. "Retirement" means: (a) the termination of a Participant's employment with the Company for reasons other than Disability or death after the Participant attains age 55 and completes five (5) Years of Service or, effective January 1, 2001, (b) the Participant's attainment of age 55 following the Participant's termination of employment with the Company for reasons other than Disability or death prior to attainment of age 55 if the Participant qualifies for retiree medical coverage under the Occidental Petroleum Corporation Medical Plan on the date of the Participant's termination of employment.

                Retirement Benefit. "Retirement Benefit" means the payment to a Participant of the Participant's Deferral Accounts pursuant to Section 5.1 following Retirement.

                Retirement Plan. "Retirement Plan" means the Occidental Petroleum Corporation Retirement Plan, as amended from time to time.

                Savings Plan. "Savings Plan" means the Occidental Petroleum Corporation Savings Plan, as amended from time to time.



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                Savings Plan Restoration Account. "Savings Plan Restoration
Account" means the account maintained on the books of account of the Company to reflect Savings Plan restoration contributions made by the Company pursuant to
Section 4.6.

                SEDCP. "SEDCP" means the Occidental Petroleum Corporation Senior Executive Deferred Compensation Plan under which certain Company executives deferred compensation.

                SEDCP Deferral Account. "SEDCP Deferral Account" means the account maintained on the books of account of the Company for certain Participants pursuant to Article IV to account for amounts deferred under the SEDCP.

                Termination Benefit. "Termination Benefit" means the payment to a Participant of the Participant's Deferral Accounts pursuant to Section 5.2 on account of the Participant's termination of employment other than due to Retirement, Disability or death.

                Termination Event. "Termination Event" means any of the following:

                        (a) Approval by the stockholders of the Company (or, if no stockholder approval is required, by the Board) of the dissolution or liquidation of the Company, other than in the context of a transaction that does not constitute a Termination Event under clause (b) below;

                        (b) Consummation of a merger, consolidation, or other reorganization, with or into, or the sale of all or substantially all of the Company's business and/or assets as an entirety to, one or more entities that are not subsidiaries or other affiliates of the Company (a "Business Combination"), unless (i) as a result of the Business Combination, more than 50% of the outstanding voting power of the surviving or resulting entity or a parent thereof (the "Successor Entity") immediately after the Business Combination is, or will be, owned, directly or indirectly, by holders of the Company's voting securities immediately before the Business Combination; (ii) no "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended from time (the "Exchange Act")), excluding the Successor Entity or any employee benefit plan of the Company and any trustee or other fiduciary holding securities under a Company employee benefit plan or any person described in and satisfying the conditions of Rule 13d-1(b)(i) of the Exchange Act (an "Excluded Person"), beneficially owns, directly or indirectly, more than 20% of the outstanding shares or the combined voting power of the outstanding voting securities of the Successor Entity, after giving effect to the Business Combination, except to the extent that such ownership existed prior to the Business Combination; and (iii) at least 50% of the members of the board of directors of the entity resulting from the Business Combination were members of the Board at the time of the execution of the initial agreement or of the action of the Board approving the Business Combination;

                        (c) Any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act, but excluding any Excluded Person) is or becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company's



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        then outstanding voting securities, other than as a result of (i) an acquisition directly from the Company; (ii) an acquisition by the Company; or (iii) an acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or a Successor Entity; or

                        (d) During any period not longer than two consecutive years, individuals who at the beginning of such period constituted the Board cease to constitute at least a majority thereof, unless the election, or the nomination for election by the Company's stockholders, of each new Board member was approved by a vote of at least two-thirds (2/3) of the Board members then still in office who were Board members at the beginning of such period (including for these purposes, new members whose election or nomination was so approved), but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board.

                        (e) Notwithstanding the foregoing, a Termination Event shall not occur if, prior to the Termination Event, the Compensation Committee of the Board deems such an event to not be a Termination Event for the purposes of this Plan.

                Years of Service. "Years of Service" means the number of full years credited to a Participant under the Retirement Plan for vesting purposes.


                                   ARTICLE III
                           ADMINISTRATION OF THE PLAN


                A Committee shall be appointed by the Board to administer the Plan and establish, adopt, or revise such rules and regulations as the Committee may deem necessary or advisable for the administration of the Plan and to interpret the provisions of the Plan, and, except as otherwise indicated herein, any such interpretations shall be conclusive and binding. All decisions of the Committee shall be by vote of at least two of the Committee members and shall be final.

                Members of the Committee shall be eligible to participate in the Plan while serving as members of the Committee, but a member of the Committee shall not vote or act upon any matter which relates solely to such member's interest in the Plan as a Participant.


                                   ARTICLE IV
                                  PARTICIPATION


                4.1 Election to Participate. An Eligible Employee may elect to participate in the Plan and thereafter elect to defer annual Base Salary and/or Bonus under the Plan for any Plan Year by filing a completed and fully executed irrevocable Election Form prior to the beginning of such Plan Year or at such other time as the Committee may permit. Election Forms



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must be filed with the individual designated by the Committee to receive such
Election Forms, as indicated in the instructions set forth in the Election
Forms.

                Various deferral options will be made available to Eligible Employees under the Plan, subject to such limitations and conditions as the Committee may impose from time to time, in its complete and sole discretion. Unless otherwise authorized by the Committee, a separate Election Form will be required for each Plan Year, and the irrevocable Election Form will designate the DCP Deferral Amounts as a fixed dollar amount (in increments of $1,000) of Base Salary and/or (A) a fixed dollar amount (in increments of $1,000) or a fixed percentage (in increments of 10%) of Bonus, or (B) 100% of any Bonus exceeding a specified dollar amount, as elected by the Participant. Deferrals of Base Salary will normally be deducted ratably during the Plan Year. In its sole discretion, the Committee may also permit amounts which an Eligible Employee has previously elected to defer under other plans or agreements with the Company to be transferred to this Plan and credited to his Deferral Accounts which are maintained hereunder.

                        (a) Minimum Deferral. For each Plan Year, the minimum amount of Base Salary that a Participant may elect to defer is five thousand U.S. dollars ($5,000) and the minimum amount of Bonus that a Participant may elect to defer is either: (i) five thousand U.S. dollars ($5000), or (ii) ten percent (10%) of Bonus.

                        (b) Maximum Deferral. For each Plan Year, the maximum amount of Base Salary that a Participant may elect to defer is seventy-five percent (75%) of Base Salary, and the maximum amount of Bonus that a Participant may elect to defer is one hundred percent (100%) of Bonus.

                4.2 DCP Deferral Accounts. The Committee shall establish and maintain a separate DCP Deferral Account for each Participant. The amount credited to a Participant's Deferral Account under the 1988 DCP as of December 31, 1998 shall remain credited to his DCP Deferral Account under this amended and restated Plan as of January 1, 1999. A DCP Deferral Amount shall be credited by the Company to the Participant's DCP Deferral Account no later than the first day of the month following the month in which the Participant's Base Salary or Bonus would otherwise have been paid. Such DCP Deferral Account shall be debited by the amount of any payments made by the Company to the Participant or the Participant's Beneficiary therefrom.

                4.3 SEDCP Deferral Accounts. The Committee shall establish and maintain a separate SEDCP Deferral Account for each Participant who was a participant in the SEDCP on December 31, 1998. The balance of such Participant's accounts under the SEDCP as of December 31, 1998 shall remain credited to each such Participant's SEDCP Deferral Account under this amended, restated and merged Plan as of January 1, 1999. SEDCP Deferral Accounts shall be debited by the amount of any payments made by the Company to the Participant or the Participant's Beneficiary therefrom.

                4.4 Interest. Each Deferral Account of a Participant shall be deemed to bear interest on the monthly balance of such Deferral Account at the Declared Rate for each Plan Year, compounded monthly. Interest will be credited to each Deferral Account on a monthly basis on the last day of each month as long as any amount remains credited to such Deferral Account.



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                4.5 Valuation of Deferral Accounts. The value of a Deferral
Account as of any date shall equal the amounts previously credited to such Deferral Account less any payments debited to such Deferral Account plus the interest deemed to be earned on such Deferral Account in accordance with Section
4.4 through the end of the preceding month. When payments are made from a DCP Deferral Account for any reason, such payments shall be deemed to be made on a proportionate or pro-rata basis from DCP Deferral Amounts (including accumulated interest thereon) that were earned and deferred under the 1988 DCP prior to January 1, 1994 and DCP Deferral Amounts (including accumulated interest thereon) that were earned and deferred after that date.

                4.6 Savings Plan Restoration Contribution. For each Plan Year, the Company shall credit to the Savings Plan Restoration Account of any Participant, an amount equal to the amount by which the contribution that would otherwise have been made by the Company on behalf of the Participant to the Savings Plan for such Plan Year is reduced by reason of the reduction in the Participant's Base Salary for such Plan Year because of deferrals under this Plan. The Savings Plan restoration contribution shall be credited to the Savings Plan Restoration Account of each Participant for each Plan Year at the same time as the Company contribution for such Plan Year is made to the Savings Plan. A Participant's interest in any credit to his Savings Plan Restoration Account and earnings thereon shall vest at the same rate and at the same time as would have been the case had such contribution been made to the Savings Plan. Interest will be credited on a Participant's Savings Plan Restoration Account at the same rate and in the same manner as if it were a Deferral Account in accordance with
Section 4.4.

                Upon death, Disability, Retirement or other termination of employment, the vested portion of the Participant's Savings Plan Restoration Account shall be paid to the Participant (or his Beneficiary in the event of the Participant's death) in a single lump sum within the first 90 days of the year following the year in which the Participant terminates employment.

                4.7 Statement of Deferral Accounts. The Committee shall submit to each Participant, within 120 days after the close of each Plan Year, a statement in such form as the Committee deems desirable, setting forth the Participant's Deferral Account(s) and Savings Plan Restoration Account balances.


                                    ARTICLE V
                                    BENEFITS


                5.1 Retirement Benefit. Upon Retirement, the Company shall pay to the Participant an annual payment for fifteen (15) years beginning in the year following his Retirement, the sum of which payments (the "Retirement Benefit") shall equal (A) plus (B) where (A) is the value of the Participant's Deferral Accounts determined under Section 4.5 as of the end of the Plan Year in which the Participant's Retirement occurs, and (B) is the interest that will accrue on the unpaid balance in the Participant's Deferral Accounts during such fifteen year (15) period pursuant to Section 4.4. For each Plan Year after the initial Retirement Benefit payment is made, the annual Retirement Benefit payment shall be redetermined based upon the value of the Participant's Deferral Accounts at that time, plus the interest that will accrue pursuant to Section
4.4 for the remaining period of annual payments. A Participant may instead



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elect in his Distribution Election Form to have the Retirement Benefit paid to him in annual payments for either five (5), ten (10) or twenty (20) years or in a single lump sum payment. The amount of any such annual payments shall be calculated in accordance with the principles stated in the preceding sentences. Annual payments will be made within the first 90 days of the year.

                The Committee, in its sole discretion, may permit a Participant to change his election as to the form of payment upon written petition of the Participant. In order to be effective, a Participant's election (or modification or revocation of a prior election) of the form of payment of his Retirement Benefit must be made not later than twelve (12) months before the Participant's Retirement, unless otherwise permitted by the Committee. Subject to the foregoing limitations, a Participant may make such election (or revoke a prior election and make a new election) at any time. Any election (or modification or revocation of a prior election) which is made later than twelve (12) months prior to the Participant's Retirement will be considered void and shall have no force or effect, except as otherwise determined by the Committee.

                5.2 Termination Benefit. If a Participant's employment with the Company terminates for any reason other than Retirement, Disability or death, then, except as provided in section 5.6 for Early Payment Benefits, the Company shall pay to the Participant in a single lump sum within the first ninety (90) days of the calendar year following the Participant's termination of employment, an amount (the "Termination Benefit") equal to the value of the Participant's Deferral Accounts as of the end of the calendar year in which the Participant's termination of employment occurs; provided, however, at the sole discretion of the Committee, no lump sum shall be payable and instead, the Company shall pay to the Participant an annual amount each year for a period not to exceed three
(3) years beginning in the year following the date of termination of employment, the sum of which payments shall equal (A) plus (B) where (A) is the value of the Participant's Deferral Accounts determined under Section 4.5 as of the end of the Plan Year in which the Participant terminates employment, and (B) is the interest that will accrue on the unpaid balance in such Deferral Accounts pursuant to Section 4.4 during the one to three (1-3) year payment period. Annual payments will be made within the first 90 days of the year. Spousal survivor benefits (if any) under Section 5.5 of the Plan shall not be payable to the spouse of a Participant who receives benefits under this Section 5.2. Notwithstanding the foregoing, effective January 1, 2001, Participants who qualify for retiree medical coverage under the Occidental Petroleum Corporation Medical Plan on the date of their termination of employment with the Company for reasons other than Disability or death prior to attainment of age 55 shall receive benefits pursuant to Section 5.1 upon Retirement and this Section 5.2 shall not be applicable to such Participants.

                5.3 Disability. If a Participant's employment with the Company terminates prior to Retirement due to a Disability, then, except as provided in
Section 5.6 for Early Payment Benefits, the Company shall pay to the Participant in a single lump sum within the first ninety (90) days of the calendar year following the Participant's termination of employment, an amount equal to the value of the Participant's Deferral Accounts as of the date of the Participant's termination of employment. Spousal survivor benefits (if any) under Section 5.5 of the Plan shall not be payable to the spouse of a Participant who receives benefits under this Section 5.3.



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                5.4 Survivor Benefits.

                        (a) If a Participant dies while employed by the Company prior to becoming eligible for Retirement, the Company shall pay to the Participant's Beneficiary in a single lump sum, except as provided in
        Section 5.6 for Early Payment Benefits, an amount equal to the value of the Participant's DCP Deferral Account as of the date of the Participant's death. The Company will make such payment within the first ninety (90) days of the calendar year following the Participant's death. If such Participant also has an SEDCP Deferral Account, the Company will pay to the Participant's Beneficiary annual payments over the greater of: (i) ten (10) years, or (ii) until the Participant would have attained age 65, the sum of which payments shall equal the greater of:
        (i) (A) plus (B) where (A) is the value of the Participant's SEDCP Deferral Account as of the date of the Participant's death, and (B) is the interest that will accrue on the unpaid balance in such SEDCP Deferral Account during the payment period at the rate of eight percent (8%) per annum, compounded annually, or (ii) twenty five percent (25%) of the amount deferred under the SEDCP (excluding any interest on such deferrals) multiplied by the number of annual payments to be made with respect to SEDCP Deferral Accounts in accordance with the first clause of this sentence.

                        (b) If a Participant dies while employed by the Company after becoming eligible for Retirement, the Company will pay to the Participant's Beneficiary the Retirement Benefit that would have been payable to the Participant over the payment period elected by the Participant. Payments will commence in the year following the year of the Participant's death.

                        (c) If a Participant dies after the commencement of payment of his Retirement Benefit, the Company will pay to the Participant's Beneficiary the remaining installments of the Retirement Benefit that would have been payable to the Participant for the balance of the payment period elected by the Participant.

                5.5 Spousal Survivor Benefits with Respect to SEDCP Deferral Accounts. If a Participant who has an SEDCP Deferral Account dies after becoming eligible for Retirement or after commencement of payment of his Retirement Benefit and a spouse to whom he had been married to for at least one (1) year prior to his death survives beyond completion of payment of the Participant's SEDCP Deferral Account balance, the Company shall pay such spouse a lump sum payment in an amount equal to ten percent (10%) of the Participant's SEDCP Deferral Account balance valued as of the earlier of the date of the Participant's Retirement or death. Such lump sum spousal survivor benefit shall be paid as soon as administratively practicable following the later of the completion of payment of the Participant's SEDCP Deferral Account balance or the Participant's death. No benefit shall be payable under this Section 5.5 if the Participant's spouse does not survive beyond completion of payment of the Participant's SEDCP Deferral Account balance. Notwithstanding the foregoing, no spousal survivor benefit shall be payable to the spouse of any Participant who received benefits pursuant to Section 5.2 (Termination Benefit), Section 5.3 (Disability), Section 5.7 (Emergency Benefit), Section 5.8 (Immediate Payment on Termination Event), or Section 5.10 (Lump Sum Payment With Penalty).



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                5.6 Early Payment. A Participant may elect, in such manner as the Committee may permit in any Distribution Election Form, to receive part or all of the DCP Deferral Amounts covered by such Distribution Election Form in a lump sum payment or in annual installments over one to five (1-5) years ("Early Payment Benefit") commencing on a date prior to Retirement designated in such Distribution Election Form ("Early Payment Date").

                The Early Payment Date on any Distribution Election Form may be any date which is at least two (2) years after completion of deferral of the DCP Deferral Amounts covered by such Distribution Election Form. If the Participant terminates employment with the Company for any reason prior to commencement or completion of all Early Payment Benefits, all such elections made by the Participant to receive Early Payment Benefits shall continue in force. However, any such Early Payments Benefits which have not yet commenced shall commence in the year following the Participant's termination of employment. Annual payments will be made within the first 90 days of the year.

                5.7 Emergency Benefit. In the event that the Committee, upon written petition of the Participant (or his Beneficiary, in the event of the Participant's death), determines in its sole discretion, that the Participant or Beneficiary has suffered an unforeseeable financial emergency, the Company shall pay to the Participant, as soon as practicable following such determination, an amount up to the balance of the Participant's Deferral Accounts which is necessary to meet the emergency ("Emergency Benefit"). For purposes of this Plan, an unforeseeable financial emergency is an unexpected need for cash arising from an illness, casualty loss, divorce, sudden financial reversal, or other such unforeseeable occurrence. Cash needs arising from foreseeable events such as the purchase of a home or education expenses for children shall normally not be considered to be the result of an unforeseeable financial emergency. Spousal survivor benefits (if any) under Section 5.5 of the Plan shall not be payable to the spouse of a Participant who receives an Emergency Benefit under this Section 5.7.

                5.8 Immediate Payment on Termination Event. Upon petition of a Participant within sixty (60) days after any Termination Event or such other period as the Committee may permit, the Committee, in its sole discretion, may direct the Company to pay the balance of the Participant's Deferral Accounts to him immediately in a lump sum as a Termination Benefit pursuant to Section 5.2, irrespective of whether the Participant terminates or continues employment with the Company. Spousal survivor benefits (if any) under Section 5.5 of the Plan shall not be payable to the spouse of a Participant who receives benefits under this Section 5.8.

                5.9 Small Benefit. In the event that the Committee determines, in its sole discretion, that the amount of any benefit is too small to make it administratively convenient to pay such benefit over time, the Company may pay the benefit in a lump sum.

                5.10 Lump Sum Payment With Penalty. Notwithstanding any other provisions of the Plan, in lieu of payments in accordance with the form previously elected by the Participant, a Participant (or his Beneficiary, in the event of the Participant's death) may elect at any time to receive an immediate lump sum payment of all or part of the vested balance of the Participant's Deferral Accounts, reduced by a penalty, which shall be forfeited to the Company, equal to ten percent (10%) of the amount withdrawn from the Participant's Deferral Accounts.



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                Whenever a Participant receives a lump sum payment under this
Section 5.10, the Participant will be deemed to have revoked all current deferral elections under the Plan effective as of the date of the lump sum payment. The Participant will not be permitted to participate in the next enrollment period under the Plan and will be precluded from electing to make new deferrals under the Plan for a minimum period of one (1) year (or such lesser period as the Committee may permit) following receipt of the lump sum payment. Spousal survivor benefits (if any) under Section 5.5 of the Plan shall not be payable to the spouse of a Participant who receives a lump sum payment under this Section 5.10.

                5.11 Tax Withholding. To the extent required by the law in effect at the time payments are made, the Company shall withhold from payments made hereunder the taxes required to be withheld by Federal, state and local law.

                5.12 Termination of Employment. For the purpose of this Article V, a Participant will be deemed to have terminated employment if the Participant ceases to be an employee of any of the following:

                        (a) the Company;

                        (b) an Affiliate; or

                        (c) any other entity, whether or not incorporated, in which the Company has an ownership interest, and the Committee has designated that the Participant's commencement of employment with such entity upon Participant's ceasing to be an employee of an entity described in (a) or (b) above will not be deemed to be a termination of employment for purposes of this Plan, provided that such designation shall be made in writing by the Committee and shall be communicated to the Participant prior to his commencement of employment with the entity so designated.

                For the purposes of the preceding provisions, a Participant who ceases to be an employee of an entity described in (a), (b) or (c) above shall not be deemed to have terminated employment if such cessation of employment is followed immediately by his commencement of employment with another entity described in (a), (b) or (c) above.


                                   ARTICLE VI
                             BENEFICIARY DESIGNATION


                Each Participant shall have the right, at any time, to designate any person or persons as the Beneficiary to whom payments under this Plan shall be made in the event of the Participant's death prior to complete distribution to the Participant of the benefits due under the Plan. Each Beneficiary designation shall become effective only when filed in writing with the Committee during the Participant's lifetime on a form prescribed by the Committee. The filing of a new Beneficiary designation form will cancel any inconsistent Beneficiary designation previously filed.

                If a Participant fails to designate a Beneficiary as provided above, or if all designated Beneficiaries predecease the Participant or die prior to complete distribution of the

Participant's benefits, such benefits shall be paid in accordance with the Participant's Beneficiary designation under the Company's Retirement Plan, and if there is no such valid Beneficiary designation, to the Participant's then surviving spouse, or if none, to the Participant's estate, unless directed otherwise by the court that has jurisdiction over the assets belonging to the Participant's probate estate.


                                   ARTICLE VII
                                CLAIMS PROCEDURE


                All applications for benefits under the Plan shall be submitted to: Occidental Petroleum Corporation, Attention: Pension and Retirement Plan Administrative Committee, 10889 Wilshire Blvd., Los Angeles, CA 90024. Applications for benefits must be in writing on the forms prescribed by the Committee and must be signed by the Participant, or in the case of a death benefit, by the Beneficiary or legal representative of the deceased Participant. Each application shall be acted upon and approved or disapproved within 60 days following its receipt by the Committee. If any application for a benefit is denied, in whole or in part, the Committee shall notify the applicant in writing of such denial and of his right to a review by the Committee and shall set forth in a manner calculated to be understood by the applicant, specified reasons for such denial, specific references to pertinent Plan provisions on which the denial is based, a description of any additional material or information necessary for the applicant to perfect his application, an explanation of why such material or information is necessary, and an explanation of the Plan's review procedure.

                Any person, or his duly authorized representative, whose application for benefits is denied in whole or in part, may appeal such denial to the Committee for a review of the decision by submitting to the Committee within 60 days after receiving notice of the denial, a written statement:

                        (a) requesting a review of his application for benefits by the Committee;

                        (b) setting forth all of the grounds upon which his request for review is based and any facts in support thereof; and

                        (c) setting forth any issues or comments which the applicant deems relevant to his application.

                The Committee shall act upon each such application within 60 days after the later of receipt of the applicant's request for review by the Committee or receipt of any additional materials reasonably requested by the Committee from such applicant.

                The Committee shall make a full and fair review of each such application and any written materials submitted by the applicant or the Company in connection therewith, and may require the Company or the applicant to submit within 30 days of written notice by the Committee, such additional facts, documents, or other evidence as the Committee, in its sole discretion, deems necessary or advisable in making such a review. On the basis of its review, the Committee shall make an independent determination of the applicant's eligibility for benefits under the Plan. The decision of the Committee on any application for benefits shall be final and conclusive upon all persons if supported by substantial evidence in the record.

                If the Committee denies an application in whole or in part, the Committee shall give written notice of its decision to the applicant setting forth in a manner calculated to be understood by the applicant, the specific reasons for such denial and specific references to the pertinent Plan provisions on which the Committee's decision was based.

                No legal action may be commenced prior to the completion of the benefit claims procedure described herein. In addition, no legal action may be commenced after the later of (a) 180 days after receiving the written response of the Committee to an appeal, or (b) 365 days after an applicant's original application for benefits.


                                  ARTICLE VIII
                        AMENDMENT AND TERMINATION OF PLAN


                8.1 Amendment. The Board may amend the Plan in whole or in part at any time for any reason, including but not limited to, tax, accounting or other changes, which may result in termination of the Plan for future deferrals. The Committee, in its discretion, may amend the Plan if the Committee determines that such amendment does not significantly increase or decrease Plan benefits or costs. Notwithstanding the foregoing, no amendment shall: (a) reduce the amounts that have been credited to the Deferral Account(s) or Savings Plan Restoration Account of any Participant prior to the date such amendment is adopted, (b) eliminate the spousal survivor benefit under Section 5.5, or (c) change the definition of the Declared Rate set forth in Article II to a rate or to a formula that, as of the last day of the month preceding the date such amendment is adopted, produces a rate that is less than the lesser of: (i) Moodys Plus Three (as defined in Article II and calculated as of the last day of the month preceding the date such amendment is adopted), or (ii) the highest yield on any unsecured debt or preferred stock of the Company that was outstanding on the last day of the month immediately preceding the date such amendment is adopted. Any amendment that would either (i) reduce the Declared Rate to a rate or to a formula that, as of the last day of the month preceding the date such amendment is adopted, produces a rate that is less than Moodys Plus Three (as defined in Article II and calculated as of the last day of the month preceding the date such amendment is adopted), or (ii) change the terms of the amendment provisions of this Section 8.1 or the terms of the termination provisions of Section 8.2, shall not be effective prior to the date that is two years after the date such amendment is adopted, unless the amendment is required by a change in the tax or other applicable laws or accounting rules. Notwithstanding the foregoing, following a Termination Event, no amendment shall: (a) reduce the amounts that have been credited to the Deferral Account(s) or Savings Plan Restoration Account of any Participant prior to the date such amendment is adopted, (b) eliminate the spousal survivor benefit under Section 5.5, (c) change the definition of the Declared Rate set forth in Article II to a rate or to a formula that, as of the last day of the month preceding the date of the Termination Event, produces a rate that is less than Moodys Plus Three (as defined in Article II and calculated as of the last day of the month preceding the date of the Termination Event), or (d) change the terms of the amendment provisions of this Section 8.1 or the terms of the termination provisions of
Section 8.2.

                8.2 Termination.

                        (a) Company's Right to Terminate. The Board may terminate the Plan at any time, if in the Board's judgment, the continuance of the Plan would not be in the Company's best interest due to tax, accounting or other effects thereof, or potential payouts thereunder, provided that any termination of the Plan shall not be effective prior to the date that is two years after the date the Board adopts a resolution to terminate the Plan, unless the termination of the Plan is required by a change in the tax or other applicable laws or accounting rules. Notwithstanding the foregoing, following a Termination Event, the Plan may not be terminated prior to the date that is three years after the date the Termination Event occurs. In the event the Board adopts a resolution terminating the Plan, the Board or the Committee shall determine the date as of which all deferral elections shall cease to apply so that no further Base Salary or Bonus shall be deferred under the Plan.

                        (b) Payments Upon Termination. Upon any termination of the Plan under this Section 8.2, the Board or Committee shall determine the date or dates of Plan distributions to the Participants, which date or dates shall not be later than the date or dates on which the Participants or their Beneficiaries would otherwise receive benefits hereunder.


                                   ARTICLE IX
                                  MISCELLANEOUS


                9.1 Unsecured General Creditor. The rights of a Participant, Beneficiary, or their heirs, successors, and assigns, as relates to any Company promises hereunder, shall not be secured by any specific assets of the Company, nor shall any assets of the Company be designated as attributable or allocated to the satisfaction of such promises.

                9.2 Trust Fund. The Company shall be responsible for the payment of all benefits provided under the Plan. At its discretion, the Company may establish one or more trusts, with such trustees as the Board or Committee may approve, for the purpose of providing for the payment of such benefits. Such trust or trusts may be irrevocable, but the assets thereof shall be subject to the claims of the Company's creditors. To the extent any benefits provided under the Plan are actually paid from any such trust, the Company shall have no further obligation with respect thereto, but to the extent not so paid, such benefits shall remain the obligation of, and shall be paid by, the Company.

                9.3 Nonassignability. Neither a Participant nor any other person shall have any right to commute, sell, assign, transfer, pledge, anticipate, mortgage or otherwise encumber, hypothecate or convey in advance of actual receipt the amounts, if any, payable hereunder, or any part thereof, or interest therein which are, and all rights to which are, expressly declared to be unassignable and non-transferable. No part of the amounts payable shall, prior to actual payment, be subject to seizure or sequestration for the payment of any debts, judgments, alimony or separate maintenance owed by a Participant or any other person, nor be transferable by operation of law in the event of a Participant's or any other person's bankruptcy or insolvency.

                9.4 Employment Not Guaranteed. Nothing contained in this Plan nor any action taken hereunder shall be construed as a contract of employment or as giving any Participant any right to be retained in employment with the Company. Accordingly, subject to the terms of any written employment agreement to the contrary, the Company shall have the right to terminate or change the terms of employment of a Participant at any time and for any reason whatsoever, with or without cause.

                9.5 Gender, Singular & Plural. All pronouns and any variations thereof shall be deemed to refer to the masculine or feminine as the identity of the person or persons may require. As the context may require, the singular may be read as the plural and the plural as the singular.

                9.6 Captions. The captions of the articles, sections, and paragraphs of the Plan are for convenience only and shall not control or affect the meaning or construction of any of its provisions.

                9.7 Validity. In the event any provision of this Plan is held invalid, void, or unenforceable, the same shall not affect, in any respect whatsoever, the validity of any other provision of this Plan.

                9.8 Notice. Any notice or filing required or permitted to be given to the Committee under the Plan shall be sufficient if in writing and hand delivered, or sent by registered or certified mail, to the principal office of the Company, directed to the attention of the Company's Executive Vice President, Human Resources. Such notice shall be deemed given as to the date of delivery or, if delivery is made by mail, as of the date shown on the postmark on the receipt for registration or certification.

                9.9 Applicable Law. The Plan shall be governed by and construed in accordance with the laws of the State of California to the extent such laws are not preempted by the Employee Retirement Income Security Act of 1974, as amended.

                IN WITNESS WHEREOF, the Company has executed this document this ___ day of _______________, 2001.


                                            OCCIDENTAL PETROLEUM CORPORATION



                                            By
                                               ---------------------------------
                                               Richard W. Hallock
                                               Executive Vice-President, Human
                                               Resources